Exhibit 99.4

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

(in Dollars)

On June 7, 2018, pursuant to Rule 2.7 of the Takeover Code, Pareteum and Artilium released the Offer Announcement disclosing the terms on which Pareteum intends to make a recommended offer to acquire the issued and to be issued ordinary shares of Artilium in a cash and stock transaction. Under the terms of the Offer, Artilium shareholders will be entitled to receive, for each Artilium ordinary share held by such shareholders, 1.9 pence in cash and 0.1016 new shares of Pareteum common stock. The Acquisition is to be effected by means of a court-sanctioned scheme of arrangement between Artilium and Artilium shareholders under the UK Companies Act 2006, as amended.

The following selected unaudited pro forma condensed combined financial data gives effect to the Acquisition,4 which includes adjustments for the following:

•	the conversion of Artilium’s historical financial statements from Euros to U.S. Dollars;

•	the conversion of Artilium’s historical financial statements prepared in accordance with International Financial Reporting Standards (“IFRS”) to accounting principles generally accepted in the United States of America (“U.S. GAAP”);

•	certain reclassifications to conform Artilium’s historical financial statement presentation to Pareteum’s, presentation; and

•	transaction costs in connection with the Acquisition.

The following selected unaudited pro forma condensed combined financial data are based on and should be read in conjunction with (i) the historical consolidated financial statements of Pareteum and the related notes included in Pareteum’s Annual Report on Form 10-K for the year ended December 31, 2017 which was filed with the SEC on March 30, 2018 and the historical unaudited consolidated financial statements of Pareteum and related notes included in Pareteum’s Quarterly report on Form 10-Q for the period ended March 31, 2018 which was filed with the SEC on May 11, 2018, each of which is incorporated by reference in this document, and (ii) the audited consolidated financial statements of Artilium for the years ended June 30, 2017 and 2016 and the related notes and the unaudited condensed consolidated financial statements of Artilium for each of the nine months ended March 31, 2018 and March 31, 2017, and related notes contained therein.

The selected unaudited pro forma condensed combined financial data combines the historical consolidated statements of income of Pareteum and Artilium, giving effect to the Acquisition as if it had been completed on January 1, 2017. The selected unaudited pro forma condensed combined balance sheet data combines the historical condensed combined statements of financial position of Pareteum and Artilium, giving effect to the Acquisition as if it had been completed on March 31, 2018.

The historical consolidated financial information has been adjusted in the pro forma financial data to give effect to pro forma events that are (i) directly attributable to the Acquisition, (ii) factually supportable and (iii) with respect to the unaudited pro forma condensed combined statements of income, expected to have a continuing effect on the combined results of Pareteum and Artilium.

The selected unaudited pro forma condensed combined financial data is being provided for illustrative purposes only and do not purport to represent what the combined company’s actual results of operations or financial position would have been had the Acquisition been completed on the dates indicated, nor are they necessarily indicative of the combined company’s future results of operations or financial position for any future period.

The pro forma adjustments are based upon available information and certain assumptions as described in the accompanying notes to the unaudited pro forma condensed combined financial information which management believes are reasonable under the circumstances. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information.

Selected Unaudited Pro Forma Condensed Combined Statement of Operations Data

(in Dollars)

	Unaudited Combined Condensed Pro Forma
	For the three months ended March 31, 2018	For the year ended December 31, 2017
Statement of Operations Data
Revenue	$10,496,004	25,793,993
Network fees and other costs	4,521,400	6,627,528
Selling, general and administrative	15,404,437	36,183,682

Loss from operations	(9,429,833)	(17,017,217)
Interest expense – net	(74,666)	(5,134,505)
Non-operating income (expense)	(250,330)	1,322,312

Loss before taxes	(9,754,830)	(20,829,411)
Provision (benefit) for income taxes	(61,653)	(193,803)

Net Loss	(9,693,177)	(20,635,608)
Other Gains/Losses	(934,959)	1,921,499

Comprehensive loss attributable to Pareteum Corporation	(10,628,136)	(18,714,109)

Selected Unaudited Pro Forma Condensed Combined Balance Sheet Data

(in Dollars)

	Unaudited Combined Condensed Pro Forma	Unaudited Combined Condensed Pro Forma
	As of March 31, 2018	As of December 31, 2017

Cash and cash equivalents	3,257,874	1,769,540
Total assets	128,215,464	124,064,848
Total long-term liabilities	7,274,664	7,252,753
Total equity	106,171,028	104,605,910

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